As filed with the Securities and Exchange Commission on December 11, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONNECTURE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	7372	58-2488736
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(262) 432-8282

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Douglas Schneider

Chief Executive Officer

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(262) 432-8282

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joseph G. Silver Christopher C. Paci Samer M. Zabaneh DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020 (212) 835-6000	James P. Purko Chief Financial Officer Connecture, Inc. 18500 West Corporate Drive, Suite 250 Brookfield, WI 53045 (262) 432-8282	Patrick O’Brien Michael D. Beauvais Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-199484

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001	995,634	$8.00	$7,965,072	$925.55

(1)	Represents only the additional number of shares being registered and includes 129,865 additional shares of common stock issuable upon the exercise of the underwriters’ overallotment option. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-199484).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $92,884,624 on a registration statement on Form S-1, as amended (File No. 333-199484), which was declared effective by the Securities and Exchange Commission on December 11, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $7,965,072 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ overallotment option.

The registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Connecture, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-199484) (the “Prior Registration Statement”), which the Commission declared effective on December 11, 2014.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 995,634 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin on December 11, 2014.

CONNECTURE, INC.

By:	/s/ Robert Douglas Schneider
Robert Douglas Schneider President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT DOUGLAS SCHNEIDER	President, Chief Executive Officer (Principal Executive Officer) and Director	December 11, 2014
Robert Douglas Schneider

/S/ JAMES P. PURKO	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2014
James P. Purko

*	Director	December 11, 2014
David A. Jones, Jr.

*	Director	December 11, 2014
A. John Ansay

*	Director	December 11, 2014
Vickie L. Capps

*	Director	December 11, 2014
Adam B. Dolder

*	Director	December 11, 2014
Paul Kusserow

*	Director	December 11, 2014
Alan J. Ying

*By:	/s/ Robert Douglas Schneider
Robert Douglas Schneider
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm relating to the Registrant

23.2	Consent of Deloitte & Touche LLP, Independent Auditors relating to DestinationRx, Inc.

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1†	Power of Attorney (see page II-5 to the original filing of the Registration Statement on Form S-1 (File No. 333-199484)

†	Previously filed.